EXHIBIT 99.1

News Release

MMC ANNOUNCES SIGNIFICANT ENHANCEMENTS TO FIRM-WIDE

INFRASTRUCTURE AND OPERATING COMPANY BUSINESS PROCESSES

Infrastructure Improvements to IT, Real Estate, and Corporate Functions are

Expected to Yield Annualized Savings of Approximately $350 Million

NEW YORK, NEW YORK – September 15, 2006 - Marsh & McLennan Companies, Inc. (MMC) today announced a series of actions to enhance operational efficiencies and improve profitability. The steps announced today are the product of a comprehensive review of information technology, real estate, corporate functions, and operating company business processes. These actions are expected to yield annualized savings of approximately $350 million by the end of 2008 with charges of approximately $225 million.

“Beginning a year ago, we initiated an effort to rationalize MMC’s IT infrastructure, institutionalize firm-wide best practices, automate systems, and eliminate redundancies,” said Michael G. Cherkasky, president and chief executive officer of MMC. “Actions that have already been taken and will be taken through the first quarter of 2007 will result in the realization of approximately half of the total savings.”

The changes announced today will improve the ability of MMC’s operating companies to provide exceptional client service in the most efficient manner. While these savings include managed attrition and staff reductions of approximately 750 currently identified positions, the majority of the savings will be achieved from more efficient processes.

Company-wide changes in IT infrastructure include:

•	establishing global centers for service, infrastructure, and network operations;
•	improving procurement management; and
•	consolidating key architecture, such as data centers and servers.

Savings in real estate are expected to be achieved through a variety of global initiatives such as the disposition of excess space, improvements in facilities management, and the optimization of standards in space, design, and construction. Across MMC, savings are anticipated in corporate functions such as finance, HR, and procurement.

In addition to infrastructure initiatives, MMC expects additional savings from targeted profit enhancement initiatives and business process and organizational improvements at the operating company level. Marsh and Mercer Human Resource Consulting are the MMC operating companies that will be affected most significantly by these actions.

The table below summarizes the major initiatives and estimated timing of when annualized run rate cost savings will be achieved.

Total Estimated Annualized Run Rate Savings

($ in millions)

Initiative	12 months	24 months
IT Infrastructure	70	130
Corporate Functions	60	105
Real Estate	20	45
Operating Company Business Processes	70	70
Total	220	350

MMC expects to record approximately 15 percent of the charges this year, approximately 55 percent in 2007, and 30 percent in 2008.

“Over the past two years, this management team has successfully achieved $800 million in restructuring savings—on time and as promised,” Mr. Cherkasky stated. “These past successes are evidence that the savings announced today can be delivered. MMC’s senior vice president and chief administrative officer, Michael Petrullo, and vice president of finance operations, Lamar Chesney, will drive this process and ensure that our goals are met.”

MMC is a global professional services firm with annual revenues of approximately $12 billion. It is the parent company of Marsh, the world's leading risk and insurance services firm; Guy Carpenter, the world's leading risk and reinsurance specialist; Kroll, the world's leading risk consulting company; Mercer, a major global provider of human resource and specialty consulting services; and Putnam Investments, one of the largest investment management companies in the United States. Approximately 55,000 employees provide analysis, advice, and transactional capabilities to clients in over 100 countries. Its stock (ticker symbol: MMC) is listed on the New York, Chicago, Pacific, and London stock exchanges. MMC's website address is www.mmc.com.

This press release contains "forward-looking statements," as defined in the Private Securities Litigation Reform Act of 1995. These statements, which express management's current views or assumptions concerning future events or results, use words like "anticipate," "assume," "believe," "continue," “ensure,” "estimate," "expect," "intend," "plan," "project" and similar terms, and future or conditional tense verbs like "could," "should," "will" and "would." For example, we may use forward-looking statements when addressing topics such as: future actions by our management or regulators; the outcome of contingencies; changes in our business strategy; changes in our business practices and methods of generating revenue; the development and performance of our services and products; market and industry conditions, including competitive and pricing trends; changes in the composition or level of MMC's revenues; our cost structure; the impact of acquisitions and dispositions; and MMC's cash flow and liquidity.

Forward-looking statements are subject to inherent risks and uncertainties. Factors that could cause actual results to differ materially from those expressed or implied in our forward-looking statements include:

•

the economic and reputational impact of: litigation and regulatory proceedings brought by federal and state regulators and law enforcement authorities concerning our insurance and reinsurance brokerage and investment management operations (including the complaints relating to market service agreements and other matters filed by, respectively, the New York Attorney General’s office in October 2004, the Connecticut Attorney General’s office in January 2005 and the Florida Attorney General’s office and Department of Financial Services in March 2006, and proceedings relating to market-timing matters at Putnam); and class actions, derivative actions and individual suits filed by policyholders and shareholders in connection with the foregoing;

•

in light of Marsh’s elimination of contingent commission arrangements in late 2004, our ability to achieve profitable revenue growth in our risk and insurance services segment by providing both traditional insurance brokerage services and additional risk advisory services;

•	our ability to retain existing clients and attract new business, particularly in our risk and insurance services segment, and our ability to retain key employees;
•	period-to-period revenue fluctuations in risk and insurance services relating to the net effect of new and lost business production and the timing of policy inception dates;
•

the impact on risk and insurance services commission revenues of changes in the availability of, and the premiums insurance carriers charge for, insurance and reinsurance products, including the impact on premiums attributable to catastrophic events such as hurricanes;

•

the impact on renewals in our risk and insurance services segment of pricing trends in particular insurance markets, fluctuations in the general level of economic activity and decisions by insureds with respect to the level of risk they will self-insure;

•	the impact on our consulting segment of pricing trends and utilization rates;
•

the actual and relative investment performance of Putnam’s mutual funds and institutional and other advisory accounts, and the extent to which Putnam reverses its recent net redemption experience, increases assets under management and maintains management and administrative fees at historical levels;

•	our ability to implement our restructuring initiatives and otherwise reduce or control expenses and achieve operating efficiencies;
•	the impact of competition, including with respect to pricing and the emergence of new competitors;
•	the impact of increasing focus by regulators, clients and others on potential conflicts of interest, particularly in connection with the provision of consulting and investment advisory services;
•	fluctuations in the value of Risk Capital Holdings’ investments in individual companies and investment funds;
•	our ability to make strategic acquisitions and to integrate, and realize expected synergies, savings or strategic benefits from, the businesses we acquire;
•	our exposure to potential liabilities arising from errors and omissions claims against us;
•

our ability to meet our financing needs by generating cash from operations and accessing external financing sources, including the potential impact of rating agency actions on our cost of financing or ability to borrow;

•	the impact on our operating results of foreign exchange fluctuations; and
•	changes in the tax or accounting treatment of our operations, and the impact of other legislation and regulation in the jurisdictions in which we operate.

The factors identified above are not exhaustive. MMC and its subsidiaries operate in a dynamic business environment in which new risks may emerge frequently. Accordingly, MMC cautions readers not to place undue reliance on its forward-looking statements, which speak only as of the dates on which they are made.

MMC undertakes no obligation to update or revise any forward-looking statement to reflect events or circumstances arising after the date on which it is made. Further information concerning MMC and its businesses, including information about factors that could materially affect our results of operations and financial condition, is contained in MMC’s filings with the Securities and Exchange Commission.

MMC and its operating companies use their websites to convey meaningful information about their businesses, including the anticipated release of quarterly financial results and the posting of updates of assets under management at Putnam. Monthly updates of total assets under management at Putnam will be posted to the MMC website the first business day following the end of each month. Putnam posts mutual fund and performance data to its website regularly. Assets for most Putnam retail mutual funds are posted approximately two weeks after each month-end.

Mutual fund net asset value (NAV) is posted daily. Historical performance and Lipper rankings are also provided. Investors can link to MMC and its operating company websites through www.mmc.com.